EXHIBIT 99.1

Theralink® Technologies Appoints Seasoned Commercial Leader, Faith Zaslavsky, as President & Chief

Operating Officer for its Precision Oncology Company

GOLDEN, Colo., Dec. 6, 2022 /PRNewswire/ — Theralink Technologies (OTC: THER) (“Theralink” or the “Company”), the only US precision oncology company with commercial RPPA technology that can tell which FDA-approved drug is effective in each cancer, today announced the appointment of Faith Zaslavsky, a seasoned genomics commercial leader, as its President & Chief Operating Officer effective December 5, 2022. The Company’s Theralink test is breakthrough technology, protected by nine patents, which is the next step beyond genomics.

Mick Ruxin, M.D., CEO of Theralink, commented, “Faith is a seasoned, passionate, and talented leader with an impressive track record of advancing and commercializing the adoption of genomics, precision medicine, and launching innovative products within the oncology space. She already has demonstrated incredible enthusiasm for our internal and external customers and has begun working closely with the Theralink team to enhance current go-to market strategies. We look forward to having Faith bring her extensive experience to Theralink, in collaboration with our current management team, to bring to market our test that has received final price determination for Medicare reimbursement.”

Faith has most recently held the position of President of Oncology for a $150 million dollar division of a life sciences company pioneering in the genomic space. Her responsibilities included overseeing all commercials functions which include leading Medical Services, Medical Affairs, National and Enterprise Accounts, and Sales & Marketing. Ms. Zaslavsky has spent 22 years leading and transforming teams, designing solutions for physicians to support care, and advocating for patients facing a journey with cancer.

In previous roles she served as the General Manager of Oncology, National Sales Director, Regional Sales Director, Regional Managed Care Director, and Regional Area Manager. Ms. Zaslavsky’s talents and expertise are in forming large high performing multifunctional teams, strategic planning, cross functional alignment designing impactful patient centric health system partnerships and delivering results through proper P&L management.

Faith also serves on the Board of Directors for the American Society of Breast Surgeons Foundation as well as non-profit organizations focusing on children’s development. She received her bachelor’s degree in Business Administration from Washington State University.

“I couldn’t be more excited or proud to be a part of an innovative organization that has a differentiated and exclusive technology to provide additional molecular insights that Oncologists are needing to guide personalized therapeutic decisions,” said Faith Zaslavsky. “Theralink has a fantastic team that is driven by the mission to serve patients and the physicians that treat them. The opportunity to guide this extraordinary group is truly an honor. Our organization is excited for the future and the ability to bring these insights into routine practice and improve care.”

About Theralink Technologies, Inc.

Theralink Technologies is a proteomics-based, precision medicine company with a CLIA-certified and CAP-accredited laboratory located in Golden, Colorado. Through its unique and patented phosphoprotein and protein biomarker platform and LDTs, Theralink’s technology targets multiple areas of oncology and drug development. In addition to the Company’s first assay for advanced breast cancer, Theralink is actively working on a second assay that is planned to be pan-tumor for solid tumors across multiple tumor types such as ovarian, endometrial, pancreatic, liver, head and neck, colorectal, lung, prostate, among others. Theralink provides precision oncology data through its powerful Theralink® Reverse Phase Protein Array assays to assist the biopharmaceutical industry and clinical oncologists in identifying likely responders and non-responders to both FDA-approved and investigational drug treatments. Theralink intends to help improve cancer outcomes for patients, help reveal therapeutic options for oncologists, and support biopharmaceutical drug development by using a beyond-genomics approach to molecular profiling that directly measures drug target levels and activity. For more information, please visit www.theralink.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, anything relating or referring to future financial results, patient enrollment and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by Theralink Technologies with the Securities and Exchange Commission. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business and although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to publicly release statements made to reflect events or circumstances after the date hereof.